EX‑33.15

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Report on Assessment of Compliance with Regulation AB Servicing Criteria

Midland Loan Services (“Midland”), a division of PNC Bank, National Association, is responsible for assessing compliance with the applicable servicing criteria set forth in Item 1122 (d) of Regulation AB of the Securities and Exchange Commission (“Regulation AB”), as set forth in Appendix A hereto, relating to its role in the servicing of commercial mortgage-backed securities transactions.

Midland has assessed its compliance with the applicable servicing criteria as of and for the year ended December 31, 2014 (the “Reporting Period”).  In making this assessment, Midland used the criteria set forth by the Securities and Exchange Commission (“SEC”) in Item 1122(d) of Regulation  AB.  This report covers the commercial mortgage-backed securities transactions (the “Platform”).

Midland engaged certain vendors, which are not servicers as defined in item 1101(j) of Regulation AB (the “Vendors”), to perform specific, limited or scripted activities related to portions of the servicing criteria as set forth in Appendix A. Midland elects to take responsibility for assessing compliance with the servicing criteria or portion of the servicing criteria applicable to such Vendors’ activities as set forth in Appendix A. Midland has not identified and is not aware of any material instances of noncompliance by the Vendors with the applicable servicing criteria as of December 31, 2014 and for the Reporting Period with respect to the Platform taken as a whole, nor has it identified any material deficiencies in its policies and procedures to monitor the compliance by the Vendors with the applicable servicing criteria as of December 31, 2014 and for the Reporting Period with respect to the Platform taken as a whole.

Based on this assessment, Midland believes that, as of and for the year ended December 31, 2014, Midland has complied in all material respects with the servicing criteria set forth in Item 1122(d) of Regulation AB relating to its role in the servicing of commercial mortgage-backed securities transactions.

PricewaterhouseCoopers LLP, an independent registered public accounting firm, has issued an attestation report on Midland’s assessment of compliance with the applicable servicing criteria as of and for the year ended December 31, 2014.

MIDLAND LOAN SERVICES

a division of PNC Bank, National Association

/s/ Steven W. Smith	/s/ Bradley J. Hauger
Steven W. Smith	Bradley J. Hauger
Executive Vice President	Senior Vice President

Date: February 25, 2015

Member of The PNC Financial Services Group

10851 Mastin Boulevard    Overland Park, Kansas 66210

800-327-8083

www.pnc.com/midland

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APPENDIX A

	SERVICING CRITERIA	APPLICABLE SERVICING CRITERIA
Reference	Criteria	Performed Directly by Midland	Performed by Vendor(s) for which Midland is the Responsible Party
General Servicing Considerations
1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	X	X (only with respect to financial performance activities)
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	X
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the pool assets are maintained.	N/A1
1122(d)(1)(iv)

A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms the transaction agreements.

X
Cash Collection and Administration
1122(d)(2)(i)

Payments on pool assets are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.

X
1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	X
1122(d)(2)(iii)

Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.

X
1122(d)(2)(iv)

The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.

X
1122(d)(2)(v)

Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13K-1(b)(1) of the Securities Exchange Act.

X

1 Midland has determined servicing criteria 1122(d)(1)(iii), 1122(d)(3)(i)(B), 1122(d)(3)(i)(C), 1122(d)(3)(i)(D), 1122(d)(3)(ii), 1122(d)(3)(iii), 1122(d)(3)(iv), and 1122(d)(4)(xv) to be inapplicable to the activities Midland performs with respect to the commercial mortgage-backed securities transactions being serviced.

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	SERVICING CRITERIA	APPLICABLE SERVICING CRITERIA
Reference	Criteria	Performed Directly by Midland	Performed by Vendor(s) for which Midland is the Responsible Party
Cash Collection and Administration (continued)
1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.	X
1122(d)(2)(vii)	Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations:
	(A) Are mathematically accurate;	X
	(B) Are prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements;	X
	(C) Are reviewed and approved by someone other than the person who prepared the reconciliation; and	X

(D) Contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.

X
Investor Remittances and Reporting
1122(d)(3)(i)	Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports:
	8. Are prepared in accordance with timeframes and other terms set forth in the transaction agreements;	X
	(B) Provide information calculated in accordance with the terms specified in the transaction agreements;	N/A1
	(C) Are filed with the Commission as required by its rules and regulations; and	N/A1
	(D) Agree with investor’s or the trustee’s records as to the total unpaid principal balance and number of pool assets serviced by the servicer.	N/A1
1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	N/A1
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the servicer’s investor records, or such other number of days specified in the transaction agreements.	N/A1
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	N/A1

1 Midland has determined servicing criteria 1122(d)(1)(iii), 1122(d)(3)(i)(B), 1122(d)(3)(i)(C), 1122(d)(3)(i)(D), 1122(d)(3)(ii), 1122(d)(3)(iii), 1122(d)(3)(iv), and 1122(d)(4)(xv) to be inapplicable to the activities Midland performs with respect to the commercial mortgage-backed securities transactions being serviced.

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	SERVICING CRITERIA	APPLICABLE SERVICING CRITERIA
Reference	Criteria	Performed Directly by Midland	Performed by Vendor(s) for which Midland is the Responsible Party
Pool Asset Administration
1122(d)(4)(i)	Collateral or security on pool assets is maintained as required by the transaction agreements or related mortgage loan documents.	X	X (only with respect to removal from pools and loan assumptions)
1122(d)(4)(ii)	Pool assets and related documents are safeguarded as required by the transaction agreements.	X
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	X	X (only with respect to removal from pools)
1122(d)(4)(iv)

Payments on pool assets, including any payoffs, made in accordance with the related pool asset documents are posted to the servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal , interest or other items (e.g., escrow) in accordance with the related pool asset documents.

X
1122(d)(4)(v)	The servicer’s records regarding the pool assets agree with the servicer’s records with respect to an obligor’s unpaid principal balance.	X
1122(d)(4)(vi)

Changes with respect to the terms or status of an obligor’s pool asset (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.

		X	X (only with respect to loan assumptions)
1122(d)(4)(vii)

Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.

X
1122(d)(4)(viii)

Records documenting collection efforts are maintained during the period a pool asset is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent pool assets including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).

X
1122(d)(4)(ix)	Adjustments to interest rates or rates of return for pool assets with variable rates are computed based on the related pool asset documents.	X

1 Midland has determined servicing criteria 1122(d)(1)(iii), 1122(d)(3)(i)(B), 1122(d)(3)(i)(C), 1122(d)(3)(i)(D), 1122(d)(3)(ii), 1122(d)(3)(iii), 1122(d)(3)(iv), and 1122(d)(4)(xv) to be inapplicable to the activities Midland performs with respect to the commercial mortgage-backed securities transactions being serviced.

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	SERVICING CRITERIA	APPLICABLE SERVICING CRITERIA
Reference	Criteria	Performed Directly by Midland	Performed by Vendor(s) for which Midland is the Responsible Party
Pool Asset Administration (continued)
1122(d)(4)(x)	Regarding any funds held in trust for an obligor (such as escrow accounts):
	(A) Such funds are analyzed, in accordance with the obligor’s pool asset documents, on at least an annual basis, or such other period specified in the transaction agreements;	X
	(B) Interest on such funds is paid, or credited, to obligors in accordance with applicable pool asset documents and state laws; and	X
	(C) Such funds are returned to the obligor within 30 calendar days of full repayment of the related pool asset, or such other number of days specified in the transaction agreements.	X
1122(d)(4)(xi)

Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.

		X	X (only with respect to tax- related activities)
1122(d)(4)(xii)

Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.

X
1122(d)(4)(xiii)

Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.

X
1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.	X
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of this Regulation AB, is maintained as set forth in the transaction agreements.	N/A1

1 Midland has determined servicing criteria 1122(d)(1)(iii), 1122(d)(3)(i)(B), 1122(d)(3)(i)(C), 1122(d)(3)(i)(D), 1122(d)(3)(ii), 1122(d)(3)(iii), 1122(d)(3)(iv), and 1122(d)(4)(xv) to be inapplicable to the activities Midland performs with respect to the commercial mortgage-backed securities transactions being serviced.